Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2018 (July 25, 2018 as to Note 25, Segment Reporting), relating to the financial statements of General Motors Company, appearing in the Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 5, 2020